Exhibit 10.27

Recon Technology, Ltd.

1902 Building C, King Long International Mansion

9 Fulin Road, Beijing 100107

People’s Republic of China

April 15, 2015

Jian Ke

1200 Abernathy Road

Suite 1700

Atlanta, GA 30328

Mr. Ke,

Reference is made to that certain Warrant to Purchase Ordinary Shares (the “Warrant”) issued by Recon Technology, Ltd. (the “Company”) to Jian Ke (the “Holder”) on November 29, 2013 in connection with the Company’s registered offering of its ordinary shares and warrants. Except as otherwise defined herein, capitalized terms in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Warrant.

The Holder hereby agrees to exchange the Warrant for 68,313 ordinary shares (the “Exchange Shares”), which represents the number of ordinary shares that is equal to one hundred twenty five percent (125%) of the Warrant Shares (the “Exchange”). The Exchange Shares will be issued to the Holder in exchange for the Warrant and without the payment of any other consideration by the Holder. The Holder agrees that upon execution of this Letter Agreement, delivery of the Warrant as set forth herein and delivery of the Exchange Shares to the Holder, the Warrant will be automatically canceled and terminated.

2. In order to effectuate the Exchange, Holder agrees to execute and return this Letter Agreement, together with the Warrant, to Ellenoff Grossman & Schole LLP, legal counsel to the Company, at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105. Upon receipt of the executed Letter Agreement and the Warrant, the Company will issue to the Company’s transfer agent an instruction letter to issue the Exchange Shares free of any restrictive legend, in the name of the Holder, to the address above. If the Holder desires to receive the shares in book entry form, or to receive the stock certificates at an address other than the one above, please indicate as such below.

Treatment of Exchange Shares
(Please check delivery option elected by Holder below)

___x___ Holder desires to receive the Exchange Shares in book entry form to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian system in accordance with the following instructions:

Sterne Agee, DTC # 0750

Account #: 15346961

Account Name: JIAN KE

_______Holder desires to receive a stock certificate representing the Exchange Shares to:

_________________________

_________________________

_________________________

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3. The Company hereby represents and warrants to the Holder that

3.1. The Company is duly organized, validly existing and in good standing under the laws of the Cayman Islands.

3.2 The Company has the requisite power and authority to enter into and perform the transactions contemplated by this Letter Agreement and to issue the Exchange Shares in accordance with the terms hereof and this Letter Agreement is enforceable against the Company in accordance with its terms. This Letter Agreement has been duly executed and delivered by the Company.

3.3 The issuance of the Exchange Shares is duly authorized and, upon issuance in accordance with the terms hereof, the Exchange Shares shall be validly issued, fully paid and nonassessable Ordinary Shares of the Company and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the Holder being entitled to all rights accorded to a holder of Ordinary Shares. Assuming the truth and accuracy of each of the representations and warranties of the Holder contained in this Letter Agreement, the issuance by the Company of the Exchange Shares is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act’). Upon issuance, the Exchange Shares shall not bear any restrictive legend and shall be freely tradable on the NASDAQ Capital Market (the “Principal Market”) pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.

3.4 The execution, delivery and performance of this Letter Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Exchange Shares) will not (i) result in a violation of the articles of incorporation or bylaws of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Letter Agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected.

3.5 Neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Letter Agreement. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Ordinary Shares in the foreseeable future. The issuance by the Company of the Exchange Shares shall not have the effect of delisting or suspending the Ordinary Shares from the Principal Market.

3.6 The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length third party with respect to this Letter Agreement and the transactions contemplated hereby. The Company further acknowledges the Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Letter Agreement and the transactions contemplated hereby, and any advice given by the Holder or any of its representatives or agents in connection with this Letter Agreement is merely incidental to the Exchange.

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3.7 The Company has not paid or given, and has not agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting the Exchange. The Exchange Shares are being issued exclusively for the exchange of the Warrant and no other consideration has or will be paid for the Exchange Shares.

3.8 The Company has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Exchange and the issuance of the Exchange Shares pursuant to this Letter Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from delivering the Exchange Shares to the Holder pursuant to Section 3(a)(9) of the Securities Act, nor will the Company take any action or steps that would cause the Exchange, issuance and delivery of the Exchange Shares to be integrated with other offerings to the effect that the delivery of the Exchange Shares to the Holder would be seen not to be exempt pursuant to Section 3(a)(9) of the Securities Act.

3.9 Other than legal counsel, the Company has not engaged any third parties other than Maxim Group to assist in the solicitation or to advise it with any aspect of the Exchange. The Company is not now, and following execution of this Letter Agreement will not be, liable for any brokerage, finder’s or solicitation fees or commissions of the Holder with respect to the transactions contemplated by this Letter Agreement

3.10 Upon issuance of the Exchange Shares, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Exchange Shares to be exchanged with the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

3.11 All disclosure provided to the Holder regarding the Company or any of its subsidiaries, their business and the transactions contemplated hereby, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

3.12. The Company is not now, and never has been, a “shell” company.

3.13 Except with respect to the material terms and conditions of the transactions contemplated by this Letter Agreement, the Company confirms that neither it nor any other person acting on its behalf has provided any of the Holder or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information.  The Company shall disclose the Letter Agreement (which shall be filed with the SEC as an exhibit) and the transaction contemplated in this Letter Agreement in a current report on Form 8-K or other appropriate SEC filings.

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4. By executing this Letter Agreement, the Holder represents and warrants to the Company that:

4.1. The Holder is the beneficial owner and sole legal owner of, and has good and valid title to, the Warrant, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto other than encumbrances by one or more brokers of the Holder, which shall terminate upon the exchange of the Warrant, and encumbrances under federal or state securities laws (“Claims”). The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Warrant or its rights in the Warrant, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Warrant. Good and valid title to the Warrant, free and clear of any Claims, will pass to the Company upon consummation of the transaction contemplated hereby;

4.2. The Holder is not now, and following execution of this Letter Agreement will not be, liable for any brokerage, finder’s or solicitation fees or commissions with respect to the transactions contemplated by this Letter Agreement;

4.3. A minimum of twelve months has elapsed since the date that the Warrant was acquired by the Holder;

4.4. The Holder is not currently an “affiliate” of the Company (as defined under Rule 144 promulgated under the Securities Act of 1933, as amended) and has not been an affiliate of the Company for the three-month period immediately preceding the date hereof; and

4.5 The Holder will only sell the Exchange Shares pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, an effective registration statement covering resale of the Exchange Shares or pursuant to any exemption available under the Securities Act of 1933, as amended

5. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Holder and this Letter Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Letter Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be), provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Letter Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each Settlement Document.

6. Until the first anniversary of the date hereof, the Company will not, directly or indirectly, effect any offer, sale, grant of any option to purchase, or other disposition of (or the announcement of any offer, sale, grant of any option to purchase or other disposition of), by the Company, directly or indirectly, of any of the Company’s or its subsidiaries’ equity or equity equivalent securities, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for equity or equity equivalent securities (each, a “Subsequent Placement”) unless the Company shall have first complied with the participation rights set forth below:

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6.1. At least two (2) Business Days prior to any proposed or intended Subsequent Placement, the Company or its agent shall orally contact the Holder and ask whether such Holder is willing to agree to receive material non-public information (each such notice, a “Pre-Notice”), provided that neither the Company nor its agents shall provide any material, non-public information with respect to the Company or any of its Subsidiaries to the Holder without the expressed written consent of the Holder to receive such material, non-public information. Upon the written request of the Holder no later than one (1) Business Day after the Holder’s receipt of such Pre-Notice, and only upon a written request by the Holder, the Company shall promptly, but no later than one (1) Business Day after such request, deliver to the Holder by facsimile an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement within one (1) Business Day of the determination of the terms of such Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other final terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with the Holder (which offer being non-transferable to any successor to the Holder) a pro rata portion of at least 35% of the Offered Securities allocated among the Holder and each other holder of Warrants immediately prior to the date hereof (solely to the extent such other holder of Warrants enters into an agreement identical to the form hereof (other than proportional adjustments for the amount of Warrants being exchanged) (such agreement, each an “Other Exchange Letter Agreement”, each such holder of Warrants, each, an “Other Warrant Holder”, and such Warrants of such Other Warrant Holder together with the Warrant of the Holder, collectively, the “Exchange Warrants”) (I) based on the Holder’s pro rata portion of the Ordinary Shares issuable upon exercise of the Exchange Warrants (without regard for any limitations on exercise set forth therein) immediately prior to the date hereof (the “Basic Amount”), and (II) if the Holder elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of the Other Exchange Warrant Holders as the Holder shall indicate it will purchase or acquire should the Other Exchange Warrant Holders subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

6.2. To accept an Offer, in whole or in part, the Holder must deliver a written notice to the Company prior to the end of the third (3rd) full Business Day after the Holder’s receipt of the Offer Notice (for purposes of this section 6.2, receipt of the Offer Notice shall not be deemed to have occurred until the Holder shall have physically received such Offer Notice) (the “Offer Period”), setting forth the portion of the Holder’s Basic Amount that the Holder elects to purchase and, if the Holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that the Holder elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by the Holder and all Other Exchange Warrant Holders are less than the total of all of the Basic Amounts, then, if the Holder has set forth an Undersubscription Amount in its Notice of Acceptance, the Holder shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), if the Holder has subscribed for any Undersubscription Amount, then the Holder shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of the Holder bears to the total Basic Amounts of all Other Exchange Warrant Holders that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary.

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6.3. The Company shall have ten (10) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Holder (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice.

6.4. In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 14(c) above), then the Holder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Holder elected to purchase pursuant to section 6.2 above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the Holder pursuant to section 6.3 above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that the Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Holder in accordance with section 6.2 above.

6.5. Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Holder shall acquire from the Company, and the Company shall issue to the Holder, the number or amount of Offered Securities specified in the Holder’s Notice of Acceptance, as reduced pursuant to section 6.3 above if the Holder has so elected, upon the terms and conditions specified in the Offer. The purchase by the Holder of any Offered Securities is subject in all cases to (i) the preparation, execution and delivery by the Company and the Holder of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Holder and its respective counsel (the “Subsequent Placement Agreement”), (ii) the Holder’s satisfaction, in its sole discretion, with the final terms and/or conditions that differ from those contained in the Offer Notice, and (iii) the Holder’s reasonable satisfaction with the identity of the other Persons to which the Offered Securities will be sold.

6.6. Any Offered Securities not acquired by the Holder or other Persons in accordance with this paragraph may not be issued, sold or exchanged until they are again offered to the Holder under the procedures specified in this Letter Agreement.

6.7. The Company and the Holder agree that if the Holder elects to participate in the Offer, without the written consent of the Holder, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto shall include any term or provision whereby the Holder shall be required to agree to any restrictions on trading as to any securities of the Company with respect to any period after the public announcement of such Subsequent Placement beyond those restrictions on the transfer or sale of the securities purchased in such Subsequent Placement agreed to by other purchasers in such Subsequent Placement or be required to consent to any amendment to or termination of, or grant any waiver or release under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

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6.8. The restrictions contained in this paragraph shall not apply in respect of the issuance of (i) Ordinary Shares or standard options to purchase Ordinary Shares to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Holder; (ii) Ordinary Shares issued upon the conversion or exercise of Convertible Securities (as defined below) (other than standard options to purchase Ordinary Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Ordinary Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Ordinary Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Ordinary Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects the Holder; (iii) Ordinary Shares issued in connection with strategic mergers and acquisitions, provided that (I) the primary purpose of such issuance is not to raise capital, (II) the acquirer of such Ordinary Shares in such issuance solely consists of either (1) the actual owners of such assets or securities acquired in such merger or acquisition or (2) the stockholders, partners or members of the foregoing Persons, (III) the number or amount (as the case may be) of such Ordinary Shares issued to each such Person by the Company is not disproportionate to such Person’s actual ownership of such assets or securities to be acquired by the Company (as applicable) and (IV) all such issuances of Ordinary Shares after the date hereof pursuant to this clause (iii) do not, in the aggregate, exceed more than 5,000,000 Ordinary Shares (adjusted for stock splits, stock combinations and other similar transactions occurring after the date of this Agreement); (iv) Ordinary Shares issued in connection with any at-the-market offering by the Company; (v) Ordinary Shares issuable upon exchange of the a warrant to purchase 54,650 Ordinary Shares issued to the Jian Ke pursuant to an agreement between the Company and FT Global Capital, Inc. dated October 18, 2013; and (vi) the Exchange Shares.

6.9. For the purpose of this Letter Agreement, the following definitions shall apply:

“Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which Ordinary Shares and standard options to purchase Ordinary Shares may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

“Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Ordinary Shares) or any of its Subsidiaries.

7. Miscellaneous

7.1 Except as expressly provided otherwise herein, this Letter Agreement may not be amended, waived, discharged or terminated other than by a written instrument referencing this Letter Agreement and signed by the Company and the Holder.

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7.2 This Letter Agreement and all actions arising out of or in connection with this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

7.3 The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Letter Agreement.

7.4 The rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7.5 The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investor.

7.6 This Letter Agreement constitutes and contains the entire agreement among the Company and Investor regarding the subject matter hereof and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

7.7 If any provision of this Letter Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.8 This Letter Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute the same agreement.  Electronic copies of signed signature pages will be deemed binding originals.

If you have any questions regarding this Letter Agreement, please contact Liu Jia, the Chief Financial Officer of the Company, at info@recon.cn or Sarah Williams of Ellenoff Grossman & Schole LLP at (212) 370-1300 or swilliams@egsllp.com.

[Signature Page to Follow]

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Respectfully,

Recon Technology, Ltd.

By:	/s/ Shenping Yin
Name: Shenping Yin
Title: CEO

Acknowledged and accepted:

By:	/s/ Jian Ke
Name: Jian Ke

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